Exhibit 99.4

On July 13, 2014, URS Corporation (NYSE:URS) and AECOM Technology Corporation (NYSE:ACM) announced the execution of a definitive agreement under which AECOM will acquire all outstanding shares of URS for a combination of cash and stock valued at approximately US$4 billion or US$56.31 per URS share, based on the AECOM closing share price as of July 11, 2014. Including the assumption of URS debt, the total enterprise value of the transaction is approximately US$6 billion.

•	AECOM will pay US$56.31 per URS share, based on AECOM’s closing price on July 11, 2014, representing a premium of 19% over the trailing 30-day average closing price of URS shares ending July 11, 2014.

•	URS stockholders will receive per share consideration equal to US$33.00 in cash and 0.734 shares of AECOM common stock for each URS share. URS stockholders may elect to receive all cash or all stock consideration, subject to proration in the event of oversubscription. The election will be subject to a customary proration mechanism to achieve an aggregate consideration mix of approximately 59% cash and 41% AECOM common shares.

•	The stock portion of the consideration is expected to be tax-free to URS stockholders.

•	The agreement was approved unanimously by both the URS and AECOM Boards of Directors.

•	The combined company will be a leading provider of fully integrated engineering, construction, and support services, with more than 95,000 employees in 150 countries. It would have calendar year 2013 pro forma revenues of more than US$19 billion.

•	The combined company will be the second-largest U.S. publicly traded company by revenue in the engineering and construction industry and would be ranked in the top 150 among the Fortune 500.

•	By joining forces with one of our most respected industry peers, we can build an even stronger future and create greater opportunities to prosper and grow—both as a combined company and as individuals in our respective careers.

Strategic Benefits

•	Together, URS and AECOM will be one of the largest global providers of integrated engineering, construction, and support services, with the expertise, scale, and resources to design, build, finance, and operate major projects around the globe.

•	In the infrastructure market, AECOM’s financing capabilities, combined with URS’ expertise delivering large construction projects, will enable us to address the growing number of public-private-partnership opportunities, as well as design-build and design-build-operate-maintain contracts.

•	AECOM is the global leader in infrastructure design with strong vertical construction know-how and with a broad global reach in 150 countries. URS has large project delivery capabilities, as well as oil and gas, power, and nuclear expertise —and strong relationships across the government services market. Our two companies are very complementary and provide many new growth opportunities.

•	URS will benefit from expanded capabilities in the design and construction of commercial and public buildings both in the United States and globally. AECOM will gain from URS’ expertise designing and building virtually every type of power plant, as well as from the strong business URS has built in the growing North American oil and gas market.

•	The combined company will have a global geographic platform in high-growth markets, such as the Middle East, Eastern Europe, and Asia.

Manager Talking Points  •  AECOM Acquisition  •  July 2014

•	Joining with AECOM provides us with access to a broader client base, allowing us to deliver more of our services to more clients in more places. For example, AECOM has hundreds of clients outside of the Americas who can benefit from URS’ exceptional capabilities in markets, such as oil and gas, industrial, and environmental.

•	By joining with AECOM, URS will have a much larger presence in important developing economies.

•	URS also will have a significantly expanded international presence. For example, we will be the #1 design firm in the U.S., the UK, and globally; with more than 7,000 employees in China, our operations in the country will increase six-fold, making us a prominent firm on the mainland and in Hong Kong; we will be a top-tier design and environmental firm in Australia; and our presence in India will grow to 2,400 employees.

•	URS has built a large and successful business providing environmental, engineering, and construction services to multinational corporations around the world, and AECOM will provide URS with a much larger international footprint to serve the needs of industrial clients on virtually every continent.

New Organizational Structure

•	At the completion of the acquisition, Mike Burke will serve as the President and Chief Executive Officer for the combined company.

•	Many members of URS’ leadership will have prominent roles in the new organization, including our Division Presidents, Gary Jandegian, George Nash, Wayne Shaw, and Randy Wotring, and URS’ General Counsel, Joe Masters. URS’ Chief Financial Officer, Tom Hicks, also will play an active role in the combined company’s integration activities.

•	We are developing detailed integration plans that will enable us to bring together the best of both organizations. This process will be led by executives of both companies. Additional information will be communicated as decisions about the structure of the combined company are finalized.

•	The combined firm will be headquartered in Los Angeles, where it will be the largest publicly traded company in the City of Los Angeles. AECOM also expects to maintain a key operational presence in San Francisco, where URS has been headquartered.

•	Our announcement represents just the beginning of the acquisition process. While we expect the transaction to close in 2014, it is still subject to customary regulatory and stockholder approvals.

Next Steps

•	The transaction is expected to close in 2014. Between now and the close of the transaction, URS and AECOM will continue to operate as two distinct, separate companies.

•	Both URS and AECOM will continue to independently pursue clients and compete with each other as they would with any other competitor. This includes not sharing sensitive client pricing information.

•	Between now and the close of the transaction, we will continue to operate URS according to our current structure.

•	Employees should continue to provide the same great service our customers have come to expect from them.

Manager Talking Points  •  AECOM Acquisition  •  July 2014

Messages for Clients

•	We now will offer a stronger set of capabilities and geographic reach that will enable us to better serve our clients worldwide.

•	The combined company will be better positioned to service clients in growing markets, from Asia and Australia to the Middle East and Africa.

•	The combined company will have greater scale, resources, and geographic footprint to provide fully integrated services to clients, anywhere in the world.

•	Our greater scale and resources will help us deliver on multi-year contracts that integrate multiple service offerings throughout the full project life cycle, including design and build.

•	The combined company will have not only the ability to design projects, but also to finance and build them—whether in the commercial buildings market, the transportation and water markets, or in the global power market.

•	Both companies also have successful and highly complementary businesses serving federal government clients and, together, we can offer a broader range of services to both defense and civilian agencies, anywhere in the world.

•	As a combined company, we will be a top-tier federal contractor with the ability to provide more responsive and cost-effective solutions, as well as exemplary customer service.

•	Our clients’ existing contracts or relationships with URS will be preserved with AECOM after the transaction closes.

Messages for Employees

•	Our 95,000 employees, across 150 countries, will benefit as the combined organization capitalizes on its greater scale and capital to invest in and develop its people, their career opportunities, and their capacity to compete globally.

•	Employee benefit plans will remain unchanged through the end of 2015.

•	We believe that the combined company will offer unparalleled career opportunities to our employees, opening up new career paths that few firms in our industry can offer.

•	Employees will have greater career-growth potential as part of a global organization with expanded service offerings and expertise.

•	Employees will have more opportunities to work on the industry’s most complex and challenging projects worldwide.

•	There will be increased opportunities to benefit from the success of a new enterprise in which employees will have a key role in creating, defining, and building the Company.

•	Employees will benefit as we gain better leverage of our investments in areas such as technology, project-delivery tools, professional development, and training.

•	Both URS and AECOM share a common culture of strong business values, including an uncompromising commitment to operational and technical excellence, safety, ethics, sustainability, and corporate responsibility.

•	Until the acquisition is completed, URS and AECOM will remain independent companies and all interactions with AECOM and its employees must be governed by the same standards that apply to our interactions with any other competitor.

Manager Talking Points  •  AECOM Acquisition  •  July 2014

•	URS and AECOM are committed to keeping you informed of key developments as we move through this process, and information will be posted regularly on The Sourse and on http://aecom-urs.com, which is a website dedicated to communicating information about the transaction.

•	One of the most important things we all can do during this time of transition is to stay focused on our jobs and on delivering the same high standard of service our customers have come to expect.

•	All media inquiries should be referred to Hugh Burns, Ron Low, or Delia Cannan at Sard Verbinnen & Co (+1.212.687.8080). Investor questions should be referred to Sam Ramraj, URS Vice President of Investor Relations (+1.415.774.2700).

Information about URS’ Stock

•	AECOM will pay US$56.31 per URS share, based on AECOM’s closing price on July 11, 2014, representing a premium of 19% over the trailing 30-day average closing price of URS shares ending July 11, 2014.

•	URS stockholders will receive per share consideration equal to US$33.00 in cash and 0.734 shares of AECOM common stock for each URS share. URS stockholders may elect to receive all cash or all stock consideration, subject to proration in the event of oversubscription. The election will be subject to a customary proration mechanism to achieve an aggregate consideration mix of approximately 59% cash and 41% AECOM common shares.

•	The stock portion of the consideration is expected to be tax-free to URS stockholders.

Special note for employees participating in the Annual Incentive Program

At the close of the transaction, AECOM will assume responsibility and management of the Annual Incentive Program. There will be no changes to the provisions of URS’ Incentive Compensation Plan for the 2014 year.

Special note for employees participating in the Equity Incentive and Equity Performance Programs

In terms of any unvested restricted stock awards or units employees may have: at the close of the transaction, performance awards and units will vest automatically, and employees will receive the same consideration for these shares as any stock they currently own outright.

Unvested equity incentive awards and units, which are time-based only, will convert to the equivalent value of AECOM shares and retain the same vesting schedule.

Manager Talking Points  •  AECOM Acquisition  •  July 2014

About AECOM

Ranked as a leading engineering design firm by Engineering News-Record magazine, AECOM is a premier, fully integrated infrastructure and support services firm, with a broad range of markets, including transportation, facilities, environmental, energy, water and government. With approximately 45,000 employees—including architects, engineers, designers, planners, scientists and management and construction services professionals—serving clients in more than 150 countries around the world, AECOM is a leader in all of the key markets that it serves. AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments. A Fortune 500 company, AECOM had revenue of $8.0 billion during the 12 months ended March 31, 2014. More information on AECOM and its services can be found at www. aecom.com.

About URS

URS Corporation (NYSE: URS) is a leading provider of engineering, construction, and technical services for public agencies and private sector companies around the world. The company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; management and operations; information technology; and decommissioning and closure services. URS provides services for federal, oil and gas, infrastructure, power, and industrial projects and programs. Headquartered in San Francisco, URS Corporation has more than 50,000 employees in a network of offices in nearly 50 countries (www.urs.com).

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which AECOM and URS operate and beliefs of and assumptions made by AECOM management and URS management, involve uncertainties that could significantly affect the financial results of AECOM or URS or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving AECOM and URS, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to creating value for stockholders, benefits of the transaction to customers and employees of the combined company, integrating our companies, cost savings, synergies, earnings per share, backlog, and the expected timetable for completing the proposed transaction – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the merger and the timing of the closing of the merger; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; the interest rate on any borrowings incurred in connection with the transaction; the impact of the indebtedness incurred to finance the transaction; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, customers and competitors; the outcome of any legal proceedings that have been or may be instituted against URS and/or AECOM and others following announcement of the transaction; the ability to retain key personnel; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of the financings that will be obtained for the merger; changes in financial markets, interest rates and foreign currency exchange rates; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by AECOM and URS. AECOM and URS do not intend, and undertake no obligation, to update any forward-looking statement.

Manager Talking Points  •  AECOM Acquisition  •  July 2014

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, AECOM intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of AECOM and URS that also constitutes a prospectus of AECOM. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction.

Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by AECOM by contacting AECOM Investor Relations at 1-213-593-8000. Investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Additionally, information about the transaction is available online at www.aecom-urs.com.

AECOM and URS and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about AECOM’s directors and executive officers is available in AECOM proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on Jan. 24, 2014. Information about URS’s directors and executive officers is available in URS’s proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on April 17, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from AECOM or URS using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Use of Non-GAAP Financial Measure

In addition to the financial measures prepared in accordance with GAAP, we use the non-GAAP financial measure “EBITDA.” EBITDA is defined as net earnings before interest, taxes, depreciation and amortization expense. EBITDA is not a measure of operating performance under GAAP. We believe that the use of this non-GAAP measure helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. When analyzing our operating performance, investors should not consider this non-GAAP measure as a substitute for net income prepared in accordance with GAAP.

Reconciliation of EBITDA to Net Income Attributable to the Company Calendar Year Ended December 2013

US$ Millions

EBITDA	1,258.8

Less: Interest	(126.1)

Less: Depreciation and amortization	(356.9)

Income attributable to the Company before income taxes	775.8

Less: Income tax expense	(271.1)

Net income attributable to the Company	504.7

Manager Talking Points  •  AECOM Acquisition  •  July 2014